Exhibit 4.1

TAMPA ELECTRIC COMPANY

and

THE BANK OF NEW YORK MELLON,

As Trustee

EIGHTH SUPPLEMENTAL INDENTURE

dated as of November 15, 2010

Supplementing the Indenture

dated as of July 1, 1998

5.40% Notes Due 2021

-i-

This Eighth Supplemental Indenture, dated as of November 15, 2010, is between Tampa Electric Company, a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the “Company”) and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York Mellon, as trustee (hereinafter called the “Trustee”), and having its principal corporate trust office at 101 Barclay Street, 8 West, New York, New York 10286.

WITNESSETH:

WHEREAS, the Company and the Trustee entered into an Indenture, dated as of July 1, 1998, as amended by a Third Supplemental Indenture, dated as of June 15, 2001, between the Company and the Trustee (the “Original Indenture”), pursuant to which one or more series of debt of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Eighth Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of a series of Securities to be known as the Company’s “5.40% Notes due 2021” (the “Notes”); and

WHEREAS, the Company and the Trustee desire to enter into this Eighth Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Eighth Supplemental Indenture; and

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 1.01. Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Eighth Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” As used in this Eighth Supplemental Indenture, the following capitalized terms shall have the following respective meanings:

“Additional Payments” has the meaning given to it in the Registration Rights Agreement.

“Business Day” means any day other than (i) a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York, or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if the remaining term of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” means The Depository Trust Company or its successor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Initial Notes” has the meaning specified in Section 201.

“Interest Payment Date” means May 15 and November 15 of each year.

“Notes” has the meaning set forth in the preamble hereof.

“Original Issue Date” means the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision of any government.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reference Treasury Dealer” means:

(i) Citigroup Global Markets Inc., J.P. Morgan Securities LLC or their affiliates, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of November 9, 2010 by and between the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Section 1.02. Section References

Each reference to a particular section set forth in this Eighth Supplemental Indenture shall, unless the context otherwise requires, refer to this Eighth Supplemental Indenture.

ARTICLE TWO

Designation and Terms of the Notes

Section 2.01. Establishment of Series

There is hereby created a series of Securities to be known and designated as the “5.40% Notes Due 2021” (the “Initial Notes”), and, when and if issued pursuant to the Registration Rights Agreement, in exchange for Initial Notes, the “5.40% Notes Due 2021” (such notes together with the Initial Notes, the “Notes”) which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 2.02. Variations in Terms of the Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Eighth Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

Section 2.03. Amount and Denominations; the Depositary

(a) The initial principal amount of Notes that may be issued under this Eighth Supplemental Indenture shall be $            . Additional Notes may be issued under this Eighth Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

(b) The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary, or its nominee who is hereby designated as “U.S. Depositary” under the Original Indenture.

Section 2.04. Stated Maturity

The Stated Maturity of the principal amount of the Notes shall be May 15, 2021.

Section 2.05. Interest Rates and Interest Payment Dates

(a) Interest Rate. The Notes shall bear interest at the annual rate of 5.40% from the Original Issue Date to the date on which the principal shall become due on the Stated Maturity, and if such principal is not fully paid on the Stated Maturity, until such principal is paid in full. Interest on the Notes will be payable semi-annually on each Interest Payment Date, commencing on May 15, 2011. Such interest will be payable to the Holder thereof as of the related Record Date.

(b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

Section 2.06. Form and Other Terms of the Notes

(a) Attached hereto as Exhibit A is the form of Note, which form is hereby established as the form in which the Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the Notes upon such issuance. Each Initial Note and any Note constituting a Restricted Security shall also bear the legend set forth in Exhibit B-1. Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall also bear the legend set forth in Exhibit B-2.

(b) Subject to (a) above, any Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Eighth Supplemental Indenture.

Section 2.07. Authentication and Delivery

As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under this Eighth Supplemental Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit C to this Eighth Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the Notes) for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.

Section 2.08. Redemption; No Sinking Fund

(a) The Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i) 100% of the principal amount of Notes then outstanding to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

(b) The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

(c) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d) The Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE THREE

Special Transfer Restrictions

Section 3.01. Representation by Purchasers of Initial Notes

Each purchaser of the Initial Notes will be deemed to have represented and agreed as follows (terms used in this Section 3.01 that are defined in Rule 144A are used herein as defined therein):

(i) The purchaser is either: (A) a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A and such qualified institutional buyer is acquiring such securities for its own account or for the account of another qualified institutional buyer; or (B) it or such investor account is a foreign purchaser outside the United States.

(ii) The purchaser understands that the Initial Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Initial Notes have not been registered under the Securities Act and that (A) the Initial Notes may be offered, resold, pledged or otherwise transferred only (1)(a) to a Person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Securities Act, if available, (c) outside the United States to a foreign purchaser in a transaction meeting the requirements of Regulation S under the Securities Act, or (d) to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or Institutional Accredited Investor, that is purchasing at least $100,000 of securities for its own account or for the account of an Institutional Accredited Investor (and based upon an opinion of counsel if the Company so requests), (2) to the Company or any of our Subsidiaries, or (3) under an effective registration statement and, in each case, in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the purchaser will, and each subsequent Holder is required to, notify any later purchaser from it of the resale restrictions described in (A) above. If any resale or other transfer of any security is proposed to be made under clause (A)(1)(d) above while these transfer restrictions are in force then the transferor shall deliver a letter from the transferee to the Company and the Trustee, as the case may be, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring the Initial Notes for investment purposes and not for distribution in violation of the Securities Act.

(iii) The purchaser understands that the certificates evidencing the Initial Notes will, unless otherwise agreed by the Company and the Holders of the Initial Notes, bear a legend substantially to the effect set forth in clause (ii) above.

(iv) If it is a purchaser in a sale that occurs outside the United States within the meaning of Regulation S, it acknowledges that until the expiration of the “40-day distribution compliance period” within the meaning of Rule 903 of Regulation S, any offer or sale of the Initial Notes shall not be made by it to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(k) of the Securities Act.

(v) The purchaser agrees that the Security Registrar is not required to register any proposed transfer of a Restricted Security to a Non-U.S. Person unless it receives a certificate substantially in the form of Exhibit D from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request.

(vi) The purchaser acknowledges that the Trustee will not be required to accept for registration of transfer any Initial Notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

Section 3.02. Restriction on Transfer

The Initial Notes may not be sold or transferred to, and each purchaser by its purchase of the Initial Notes shall be deemed to have represented and covenanted that it is not acquiring the Initial Notes for or on behalf of or with the assets of, and will not transfer the Initial Notes to, any employee benefit plan as defined in Section 3(3) of ERISA, except that such purchase for or on behalf or with the assets of an employee benefit plan shall be permitted:

(i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no employee benefit plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent of the total assets in such collective investment fund, and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

(ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no employee benefit plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of ten percent of the total of all assets in such pooled separate account, and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

(iii) to the extent such purchase is made on behalf of or with the assets of an employee benefit plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “1940 Act”), that had as of the last day of its most recent fiscal year total client assets under its management and control in excess of $50,000,000 and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2)of the 1940 Act that has the power to manage, acquire or dispose of assets of the plan and which bank has equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, and, in any case, such investment adviser, bank, or insurance company is otherwise a qualified professional asset manager (“QPAM”), as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by the QPAM, do not represent more than 20% of the total client assets managed by the QPAM at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a foreign benefit plan, or other plan which is not subject to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

(v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed ten percent of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95- 60, and the conditions of Sections I and IV of such exemption are otherwise satisfied;

(vi) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable and satisfied with respect to the purchase and holding of such Notes; or

(vii) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

ARTICLE FOUR

Additional Event of Default

As contemplated by Section 501(7) of the Original Indenture, the following event, in addition to those set forth in Section 501 of the Original Indenture, shall constitute an Event of Default with respect to the Notes for all purposes of the Indenture:

The Company fails to pay any Additional Payments on the Notes when any of such Additional Payments become due and payable, and continuance of such default for a period of 30 days.

ARTICLE FIVE

Miscellaneous

Section 5.01. Effect On Original Indenture

The Eighth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Eighth Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Eighth Supplemental Indenture shall together constitute one and the same instrument.

Section 5.02. Counterparts

This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 5.03. Recitals

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

Section 5.04. Governing Law

This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

Section 5.05. Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 5.06. Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.07. Damages

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[The balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date and year first written above.

TAMPA ELECTRIC COMPANY

By:	/s/ Kim M. Caruso
	Name:	Kim M. Caruso
	Title:	Treasurer

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President

Signature Page to Eighth Supplemental Indenture

EXHIBIT A

FORM OF NOTE

CUSIP NO.:	PRINCIPAL AMOUNT: $

REGISTERED NO.

TAMPA ELECTRIC COMPANY

5.40% Notes Due 2021

☒	Check this box if the Note is a Global Note.

Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary (“Depositary”), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

ORIGINAL ISSUE DATE: December , 2010 ISSUE PRICE: 100% (as a percentage of principal amount) STATED MATURITY: May 15, 2021 INTEREST RATE: 5.40% per annum.

INTEREST PAYMENT DATES:

May 15 and November 15 of each

year commencing May 15, 2011.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars)

SINKING FUND: None

YIELD TO MATURITY: N/A

REDEMPTION: Redeemable in whole or in part, at the Company’s option, from time to time at the redemption prices described on the reverse of this Note.

DEPOSITARY: The Depository Trust Company, or any successor depository.

TAMPA ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon, or its successor in trust (the “Trustee”), or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY has caused this instrument to be duly executed.

Dated:                 , 20

TRUSTEE’S CERTIFICATE	TAMPA ELECTRIC COMPANY
OF AUTHENTICATION
This is one of the series	By:
designated therein referred	Name:
to in the within-mentioned	Title:
Indenture.
THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized signatory

(REVERSE OF NOTE)

TAMPA ELECTRIC COMPANY

5.40% Notes Due 2021

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of July 1, 1998, as supplemented by the Eighth Supplemental Indenture, dated as of November 15, 2010 (as such has been or shall be amended or supplemented, the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” means any day other than (i) a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York, or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; provided, however, that if the remaining term of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” shall mean The Depository Trust Company or any successor depositary.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” means each of the dates on which interest on this Note is payable, which dates are set forth on the face of this Note.

“Reference Treasury Dealer” means:

(i) Citigroup Global Markets Inc., J.P. Morgan Securities LLC or their affiliates, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to three other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

INTEREST RATE

This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

OPTIONAL REDEMPTION

The Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes then outstanding to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common UNIF GIFT MIN ACT— CUSTODIAN
TEN ENT	—	as tenants by the entireties (Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship Under Uniform Gifts to Minors Act and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TAMPA ELECTRIC COMPANY and does hereby irrevocably constitute and appoint                                                                                                            attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B-1

LEGEND FOR INITIAL NOTES

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) UNDERSTANDS THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT IS PURCHASING AT LEAST $100,000 OF SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY OR IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER (1) A LETTER FROM THE TRANSFEREE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT IT IS ACQUIRING THE SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND (2) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-1

EXHIBIT B-2

REGULATION S LEGEND

THIS GLOBAL NOTE IS A GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

B-2-1

EXHIBIT C

FORM OF SUPPLEMENTAL COMPANY ORDER

TAMPA ELECTRIC COMPANY

5.40% NOTES DUE 2021

SUPPLEMENTAL COMPANY ORDER

Pursuant to Section 2.07 of Article Two of the Eighth Supplemental Indenture, dated as of November 15, 2010, to the Indenture, dated as of July 1, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $            . [The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.]

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             , 20    .

TAMPA ELECTRIC COMPANY

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

The Bank of New York Mellon

[Address]

Fax:

Attention: Corporate Trust Department

Re:	Tampa Electric Company (the “Company”) 5.40% Notes due 2021 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[    ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You, as Trustee, the Company, counsel for the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signatory

D-1